UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 24, 2018 (August 22, 2018)
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SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Fifth Avenue, Suite 1530 New York, New York	10110
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (212) 355-7800
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  Other Events.

Pursuant to the terms of the master lease (the “Master Lease”) between subsidiaries of Seritage Growth Properties (“Seritage” or the “Company”) and subsidiaries of Sears Holdings Corp. (“Sears Holdings”), Sears Holdings recently exercised its right under the Master Lease to terminate the Master Lease with respect to 12 unprofitable stores totaling approximately 1.5 million square feet of gross leasable area.  The aggregate annual base rent at these stores is approximately $6.1 million, or 2.7% of the Company’s total annual base rent as of June 30, 2018, including all signed leases.  Sears Holdings will continue to pay Seritage rent through December 31, 2018.  The termination fee is equal to one year of the aggregate annual base rent, plus one year of estimated annual operating expenses.  Additional information regarding the foregoing terminations as well as the Company’s recapture activity for the quarter ended September 30, 2018 will be set forth in the Company’s Form 10-Q for such period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
	Name:	Matthew Fernand
	Title:	Executive Vice President, General Counsel & Secretary

Date: August 24, 2018